Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2013 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Triple-S Management Corporation's Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Juan, Puerto Rico
March 28, 2013